Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Total Return Portfolio (Ins - Series)  (BVA-TR)
Transamerica Partners Balanced Portfolio  (TRANS-CORE)
BlackRock Core Bond Portfolio  (BR-CORE)
Master Total Return Portfolio of Master Bond LLC (MF-BOND) iShares Core Total U.S. Bond Market ETF (ISHAGG)
Transamerica Partners Core Bond Portfolio  (DIA-CORE)
BlackRock Balanced Capital Portfolio (FI)  (BCS_F)
Metropolitan Series BlackRock Diversified Portfolio (Core
PLUS Bond)  (METD_B)
Transamerica Multi-Managed Balanced Portfolio  (TA-CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)
(BVA-BF)
Transamerica Multi-Managed Balanced Portfolio VP (TAP-CORE)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio  (MET-BI)
Multimanager Core Bond Portfolio  (AXA-VIP)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
01-06-2014

Security Type:
BND/CORP

Issuer
FedEx Corporation  (2034)

Selling
Underwriter
Goldman, Sachs & Co.

Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC, Goldman, Sachs
& Co., Morgan Stanley & Co. LLC, Citigroup
Global Markets Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, BNP
Paribas Securities Corp., Deutsche Bank
Securities Inc., Mizuho Securities USA
Inc., Regions Securities LLC, Scotia
Capital (USA) Inc., SunTrust Robinson
Humphrey, Inc., Wells Fargo Securities,
LLC, BNY Mellon Capital Markets, LLC,
Commerz Markets LLC, Fifth Third
Securities, Inc., FTN Financial Securities
Corp., HSBC Securities (USA) Inc., KBC
Securities USA, Inc., KeyBanc Capital
Markets Inc., Mitsubishi UFJ Securities
(USA), Inc., PNC Capital Markets LLC,
Samuel A. Ramirez & Company, Inc.,
Standard Chartered Bank, SMBC Nikko
Securities America, Inc., The Williams
Capital Group, L.P., U.S. Bancorp
Investments, Inc.


Transaction Details

Date of Purchase
01-06-2014

Purchase
Price/Share
(per share / %
of par)
$99.86

Total
Commission,
Spread or
Profit
0.875%

1.	Aggregate Principal Amount Purchased
(a+b)
$47,750,000

a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$34,110,000

b.	Other BlackRock Clients
$13,640,000

2.	Aggregate Principal Amount of
Offering
$500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.0955


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date: 01-09-2014

Global Syndicate Team
Member




Approved by:
Steven DeLaura
Date: 01-09-2014

Global Syndicate Team
Member